Execution Version

Exhibit 10.5

SIXTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

This SIXTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”), dated as of November 2, 2018, is by and among Contango Oil & Gas Company, a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement described below (the “Lenders”), Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties in the capacities therein identified.

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other Persons are parties to the Credit Agreement, dated as of October 1, 2013, as amended by the First Amendment to Credit Agreement dated as of April 11, 2014, the Second Amendment to Credit Agreement dated as of October 28, 2014, the Third Amendment to Credit Agreement dated as of May 6, 2016, the Fourth Amendment and waiver to Credit Agreement dated as of March 7, 2018 and the Fifth Amendment to Credit Agreement dated as of May 18, 2018 (as amended, supplemented, amended and restated, waived or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Administrative Agent and the Lenders intend to waive certain provisions of the Credit Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.Definitions.  Capitalized terms used herein but not defined herein shall have the meanings as given them in the Credit Agreement, unless the context otherwise requires.

Section 2.Amendments to Credit Agreement.

(a)The definition of “LC Commitment” contained in Section 1.02 of the Credit Agreement is hereby amended by replacing the reference to “$20,000,000.00” contained therein with a reference to “$5,000,000.00”.

(b)Section 8.01 of the Credit Agreement is hereby amended by adding the new following clause (m) thereto:

“(m) The Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent with sufficient copies of each of the Lenders, as soon as available and in any event within 25 days after the end of each month, commencing October 31, 2018, internally-prepared consolidated statements of income, stockholders’ equity, changes in financial position and cash flows and statements regarding aged accounts payable and aged accounts receivables, in each case, of the Borrower and its Consolidated Subsidiaries for such period.”

(c)Section 8.07(a) and 8.07(c) of the Credit Agreement are hereby amended by replacing the reference to “eighty percent (80%)” contained therein with, in each case, a reference to “ninety percent (90%)”.

(d)Section 9.04 of the Credit Agreement is hereby amended by replacing clause (iv) thereof with “[reserved]”.

(e)Section 10.01(d) of the Credit Agreement is hereby amended by adding the following new clause (iii) thereto:

“(iii) the Borrower shall default in the performance of any of its obligations under Section 8.01(m) of this Agreement and any such default shall continue unremedied for a period of five (5) days after the earlier to occur of (A) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent), or (B) the Borrower otherwise becoming aware of such default;”.

Section 3.Waiver.

(a)The Required Lenders hereby waive the requirement in Section 9.12 of the Credit Agreement that the Borrower not permit its ratio of Current Assets to Current Liabilities to be less than 1.00 to 1.00 for the fiscal quarters ended September 30, 2018 and December 31, 2018.  The foregoing waiver is not a waiver of any other provision of the Credit Agreement and is not a waiver of Section 9.12 of the Credit Agreement in respect of any fiscal quarter other than for the fiscal quarters ended September 30, 2018 and December 31, 2018.

(b)The Required Lenders hereby waive any Default or Event of Default resulting from the failure of the Borrower to deliver a timely Notice of Transfer and updated Reserve Report, in each case, pursuant to Section 9.14 of the Credit Agreement in connection with the transfer of certain interests held by the Borrower and its Consolidated Subsidiaries to Western Titus Liberty Partners Limited Company and Token Oil Corporation pursuant to the terms of that certain Purchase and Sale Agreement dated as of September 11, 2018 between Crimson Exploration Operating, Inc. and the Transferees, as amended from time to time prior to the date hereof (the “Liberty Transfer”).

Section 4.Borrowing Base Redetermination; Repayment of Deficiency.

(a)The Required Lenders and the Borrower agree that (i) on and after the Effective Date, the amount of the Borrowing Base shall be immediately and automatically reduced to $105,000,000 and (ii) on and after January 31, 2019, the Borrowing Base shall be further reduced to $90,000,000 unless such reduction is waived by all Lenders. On the Effective Date, this Section 4 shall constitute the scheduled redetermination of the Borrowing Base for the November 1, 2018 period as set forth in Section 2.08(c) of the Credit Agreement and shall not, for the avoidance of doubt, constitute an unscheduled redetermination.

(b)The Borrower hereby agrees that, notwithstanding anything to the contrary in the Credit Agreement or the other Loan Documents (including, without limitation, Section 2.07(b)(ii) of the Credit Agreement), in the event a Deficiency occurs after giving effect to the reduction in the Borrowing Base referred to in the foregoing clause (a)(ii), the Borrower shall, on or prior to March 1, 2019, be required to prepay the Loans in an aggregate principal amount equal to the amount of such Deficiency, together with interest on the principal amount paid accrued to the date of such prepayment.  It is understood and agreed that the failure of the Borrower to make any

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payment required pursuant to this Section 4(b) shall constitute an Event of Default pursuant to Section 10.01(a)(i) of the Credit Agreement.

Section 5.Conditions to Effectiveness.  The Effective Date of this Amendment shall be deemed to occur on the date (the “Effective Date”) when the Administrative Agent has received counterparts of this Amendment duly executed by the Borrower and the Required Lenders and upon the prior or concurrent satisfaction of each of the following conditions:

(a)the Administrative Agent shall have received, to the extent invoiced at least two Business Days prior to the Effective Date, reimbursement or payment of all out‑of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement in connection with this Amendment; and

(b)the representations and warranties set forth in Section 6 hereof shall be true and correct and the Administrative Agent shall have received a certificate dated as of the date hereof, duly executed by an officer of the Borrower, certifying with respect thereto;

(c)the Borrower shall have paid (or caused to have been paid) to Administrative Agent (or one or more of its designated affiliates), for the account of each Lender that provides a signature page consenting to this Amendment on or prior to 2:00 p.m. (central time) on November 2, 2018 (each such Lender, a “Consenting Lender”), a non-refundable fee in an amount equal to 0.25% of each such Consenting Lender’s Commitment on the Effective Date (determined immediately after giving effect to this Amendment);  and

(d)the Borrower shall, substantially concurrently with the receipt thereof, apply 100% of the net cash proceeds received by or on behalf of the Borrower and its Subsidiaries from the Liberty Transfer to the repayment of Revolving Credit Loans.

Section 6.Representations and Warranties.  The Borrower hereby represents and warrants that after giving effect hereto:

(a)the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents are true and correct in all material respects (except to the extent such representations and warranties are qualified by a materiality qualifier, which shall be true and correct in all respects), other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects (except to the extent such representations and warranties are qualified by a materiality qualifier, which shall be true and correct in all respects) as of such earlier date; and

(b)after giving effect to the waiver contained in this Amendment no Default, Event of Default or Deficiency has occurred and is continuing.

Section 7.Loan Document; Ratification.

(a)This Amendment is a Loan Document.  Each reference to the Credit Agreement in any Loan Document will deemed to be a reference to the Credit Agreement as amended by this Amendment.

(b)Except as waived hereby, the Credit Agreement remains in full force and effect and the Borrower hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Credit Agreement.

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Section 8.Release.  The Borrower, on behalf of itself and each of its Subsidiaries (collectively, the “Loan Parties”), hereby waives, releases, remises and forever discharges the Administrative Agent, the Lenders party hereto and each of their respective Affiliates, and each of their officers, directors, employees, agents, and professionals (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which such Loan Party ever had from the beginning of the world, now has or might hereafter have against any such Releasee which concerns, directly or indirectly, the Credit Agreement or any other Loan Document, or any acts or omissions of any such Releasee relating to the Credit Agreement or any other Loan Document, in each case, to the extent pertaining to facts, events or circumstances existing on or prior to the Effective Date.  As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein.

Section 9.Release of Liens in Connection with Liberty Transfer.  The Lenders hereby authorize the Administrative Agent to enter into any mortgage release or other similar collateral release necessary to release the liens granted to the Beneficiaries on the interests and assets disposed of pursuant to the Liberty Transfer.

Section 10.No Reliance, Etc.  For the avoidance of doubt, and without limitation of any other provisions of the Credit Agreement or the other Loan Documents, Royal Bank of Canada, in its capacity as Administrative Agent, shall be entitled to the benefits of Section 11.06 of the Credit Agreement as if such provision were set forth in full herein mutatis mutandis.

Section 11.GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 12.Severability.  In the event that any one or more of the provisions contained in this Amendment shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 13.Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.  Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Section 14.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 15.Entire Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 16.Fees.  All fees payable hereunder shall be paid in immediately available funds, in U.S. dollars, and shall be in addition to reimbursement of any reasonable and documented out-of-pocket expenses of the Administrative Agent as (and to the extent) provided for in the Credit

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Agreement.  The Borrower agrees that the Lenders may, in their sole discretion, share all or a portion of any of the fees payable pursuant to this Amendment with any of their respective affiliates.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(Signature Pages Follow)

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

CONTANGO OIL & GAS COMPANY

By:	/s/ E. JOSEPH GRADY
Name:	E. Joseph Grady
Title:	Senior Vice President & CFO

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ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA

By:	/s/ RODICA DUTKA
Name:	Rodica Dutka
Title:	Manager, Agency

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LENDER:

ROYAL BANK OF CANADA

By:	/s/ SEAN YOUNG
Name:	Sean Young
Title:	Authorized Signatory

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LENDER:

ZIONS BANCORPORATION, N.A. DBA
AMEGY BANK

By:	/s/ A. STEPHEN KENNEDY
Name:	A. Stephen Kennedy
Title:	Executive Vice President

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LENDER:

REGIONS BANK

By:	/s/ DANIEL G. STEELE
Name:	Daniel G. Steele
Title:	Managing Director

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LENDER:

COMPASS BANK

By:	/s/ RACHEL FESTERVAND
Name:	Rachel Festervand
Title:	Sr. Vice President

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LENDER:

BARCLAYS BANK PLC

By:	/s/ SYDNEY G. DENNIS
Name:	Sydney G. Dennis
Title:	Director

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LENDER:

BOKF, NA DBA BANK OF TEXAS

By:	/s/ MARI SALAZAR
Name:	Mari Salazar
Title:	Senior VP

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LENDER:

CADENCE BANK

By:	/s/ ERIC BROUSSARD
Name:	Eric Broussard
Title:	EVP

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LENDER:

CITIBANK, N.A.

By:	/s/ JEFF ARD
Name:	Jeff Ard
Title:	Vice President

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